UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

VIRGIN AMERICA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36718	20-1585173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 Airport Boulevard Burlingame, CA 94010 (Address of principal executive offices, including Zip Code) Registrant’s telephone number, including area code: (650) 762-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Virgin America Inc., (the “Company”) has entered into an Aircraft Lease Agreement, dated as of October 5, 2015, with VX 2015 LLC, a Delaware limited liability company, which is a special purpose entity (the “2015 Lessor”) established to allow the Company to obtain financing for, among others, an Airbus A320-214 aircraft scheduled for delivery under the Company's existing purchase agreement with Airbus S.A.S. in February 2016. New York Life Insurance Company and its affiliates, as initial senior purchasers, and Investec Bank plc, as initial junior purchaser, are purchasing up to $39.25 million of notes issued by the 2015 Lessor pursuant to a Note Purchase Agreement dated as of October 5, 2015 (the “NYL Note Purchase Agreement”). Each note under the NYL Note Purchase Agreement will be issued on or about the delivery date of the aircraft and will be secured by a first-priority security interest in the aircraft.  Bank of Utah will act as security trustee.  Each note will amortize quarterly on a mortgage-style basis, with senior notes having a 12-year term and junior notes having a 7-year term.  Notes will bear interest payable quarterly on a fixed rate basis and will bear interest based on the sum of (i) the applicable LIBOR swap rate, (ii) the applicable senior or junior margin and (iii) in the case of the senior notes, an industrial corporate bond index adjustment.  The notes are not prepayable prior to the third anniversary of the issuance date thereof and at par thereafter, subject to payment of termination fees, if applicable. The Company may forward fix the interest rate on the senior notes. The closing of each note issuance will be subject to delivery and possession of the aircraft, execution and delivery of related note and aircraft delivery documents and other customary conditions for transactions of this type. In addition, the notes for the aircraft will be cross-defaulted and cross-collateralized to the financings for all aircraft scheduled for delivery to the Company in 2015, and the financing documents will include customary terms and provisions for transactions of this type, including covenants regarding maintenance, operation, registration, liens and insurance with respect to the aircraft, as well as defaults relating to payment and performance of note obligations.

In connection with the Company’s entry into the NYL Note Purchase Agreement, on October 5, 2015, the Company entered into: (i) an Omnibus Amendment No. 1 with BNP Paribas, New York Branch and Investec Bank plc which amends the Facility Agreement and other related documents, each dated as of April 29, 2015 (the “BNP Omnibus Amendment”); and (ii) an Omnibus Amendment No. 1 with New York Life Insurance Company and Investec Bank plc which amends the Note Purchase Agreement, Aircraft Lease Agreement and other related documents, each dated as of April 29, 2015 (the “NYL Omnibus Amendment”). Each of the BNP Omnibus Amendment and the NYL Omnibus Amendment provides that the financings for all aircraft scheduled for delivery to the Company in 2015 will be cross-defaulted and cross-collateralized to notes issued under the NYL Note Purchase Agreement described in the preceding paragraph.

The foregoing descriptions of the NYL Note Purchase Agreement, the BNP Omnibus Amendment and the NYL Omnibus Amendment are qualified in their entirety by reference to the NYL Note Purchase Agreement, the BNP Omnibus Amendment and the NYL Omnibus Amendment, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the three months ending September 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN AMERICA INC.
Date: October 9, 2015	By: /s/ Peter D. Hunt Peter D. Hunt Chief Financial Officer